Exhibit 99.1

Alto Ingredients Reports Third Quarter 2021 Results

●	Third Quarter Net Loss of $3.5 million and Positive Adjusted EBITDA of $3.0 million

●	Subsequent to Quarter-End, the Company Sold its Stockton, CA Facility

●	Company is Now Term Debt Free

Sacramento, CA, November 9, 2021 – Alto Ingredients, Inc. (NASDAQ: ALTO), a leading producer of specialty alcohols and essential ingredients, reported its financial results for the third quarter ended September 30, 2021.

“In the third quarter we made significant progress in advancing our strategic initiatives, expanding our essential ingredients business and improving our infrastructure,” said Mike Kandris, CEO of Alto Ingredients. “We launched an enhanced protein project through the installation of Harvesting Technology’s patented CoPromax™ system at our Magic Valley, Idaho facility. At our Pekin campus, we made significant progress on a number of initiatives. We completed our yeast expansion project and will have our upgraded feed dryers operational by year end. We also finished expanding the capacity of our corn oil production and significantly improved the efficiency and reliability of our Pekin wet mill to further support customer demand long term. We are also working on extending the certifications we obtained at the end of 2020 from our ICP distillery to our Pekin wet mill. We expect to complete this effort by the end of this year and by doing so, provide unique redundancy across the entire Pekin campus and further surety of quality supply to our customers.

“Subsequent to quarter end, on November 8th we announced the sale of our Stockton, California fuel-grade ethanol facility, completing the realignment of our fuel-grade ethanol operations we began 21 months ago. The proceeds from these asset sales were integral to our strategy and contributed to the retirement of approximately $150 million dollars in term debt over this same period – thus achieving our stated goal to prepay this expensive and restrictive term debt by year end 2021.

“We have completed or are on track to complete this year a number of projects that will increase our annual EBITDA by $18.5 million starting in 2022. Long-term, we will continue to build on our specialty alcohols and essential ingredients business, focusing our resources on driving profitable growth and progressing our strategic initiatives.”

“Net sales were $306 million, up approximately $100 million from the prior year’s quarter due to an increase in both gallons produced and the average price per gallon sold,” stated Bryon McGregor, CFO of Alto Ingredients. “Last year’s specialty alcohol sales uniquely benefited from a spike in sanitizer and disinfectant demand from COVID-19. When examining costs and bottom line comparatively, the planned outage of our wet mill, as expected, materially impacted our total revenues and cost of goods sold, driving the gross loss in this year’s quarter compared to last year’s gross profit.

“Going forward, while we anticipate continued volatility in sanitizer and disinfectant demand over foreseeable future, we expect a more stable, new demand-supply equilibrium will ultimately be achieved as COVID-19 impacts dissipate. We also expect an increase in fixed-price contracted specialty alcohol sales and growing specially alcohol exports. Our upgraded wet mill facility with significantly improved efficiency and reliability will enable us to further support customer demand long term.”

Financial Results for the Three Months Ended September 30, 2021 Compared to 2020

●	Net sales were $305.6 million, compared to $204.7 million.

●	Cost of goods sold was $309.0 million, compared to $183.8 million.

●	Gross loss was $3.4 million, compared to a gross profit of $20.9 million.

●	Selling, general and administrative expenses were $5.5 million, compared to $6.4 million.

●	Operating loss was $8.9 million, compared to operating income of $26.3 million.

●	Net loss available to common stockholders was $3.5 million, or $0.05 per share, compared net income of $14.9 million, or $0.24 per diluted share.

●	Adjusted EBITDA was $3.0 million, compared to $34.1 million.

●	Cash and cash equivalents were $36.0 million at September 30, 2021, compared to $47.7 million at December 31, 2020. On November 8, 2021, the company announced its sale of its fuel-grade ethanol production facility in Stockton, California for $24.0 million in cash.

Financial Results for the Nine Months Ended September 30, 2021 Compared to 2020

●	Net sales were $822.4 million, compared to $728.2 million.

●	Cost of goods sold was $796.7 million, compared to $689.0 million.

●	Gross profit was $25.7 million, compared to $39.2 million.

●	Selling, general and administrative expenses were $19.8 million, compared to $25.2 million.

●	Operating income was $2.8 million, compared to $25.7 million.

●	Net income available to common stockholders was $9.0 million, or $0.12 per diluted share, compared to $4.1 million, or $0.07 per diluted share.

●	Adjusted EBITDA was $33.4 million, compared to $50.6 million.

Third Quarter 2021 Results Conference Call

Management will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Tuesday, November 9, 2021, and will deliver prepared remarks via webcast followed by a question-and-answer session.

The webcast for the call can be accessed from Alto Ingredients’ website at www.altoingredients.com. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1 (970) 315-0267. The pass code will be 3778898. If you are unable to participate in the live call, the webcast will be archived for replay on Alto Ingredients’ website for one year. In addition, a telephonic replay will be available at 8:00 p.m. Eastern Time on Tuesday, November 9, 2021, through 8:00 p.m. Eastern Time on Tuesday, November 16, 2021. To access the replay, please dial (855) 859-2056. International callers should dial 00-1 (404) 537-3406. The pass code will be 3778898.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Alto Ingredients, Inc. before interest expense, interest income, provision (benefit) for income taxes, asset impairments, loss on extinguishment of debt, purchase accounting adjustments, fair value adjustments, and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) attributed to Alto Ingredients, Inc. Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributed to Alto Ingredients, Inc. or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (ALTO), formerly known as Pacific Ethanol, Inc., is a leading producer of specialty alcohols and essential ingredients. The company is focused on products for four key markets: Health, Home & Beauty; Food & Beverage; Essential Ingredients; and Renewable Fuels. The company’s customers include major food and beverage companies and consumer products companies. For more information please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning the timing and effects of Alto Ingredients’ strategic initiatives, including its plant improvement projects and extended certifications; the expected effect on annual EBITDA of Alto Ingredients’ plant improvement projects; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business. These factors include, among others, adverse economic and market conditions, including for specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; Alto Ingredients’ ability to successfully and timely execute on its plant improvement projects; and the effects – both positive and negative – of the coronavirus pandemic and its resurgence or abatement. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the specialty alcohol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ distilleries, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 10, 2021.

Media Contact:

Bryon McGregor, Alto Ingredients, Inc., 916-403-2768, mediarelations@altoingredients.com

Company IR Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755, Investorrelations@altoingredients.com

IR Agency Contact:

Moriah Shilton, LHA Investor Relations, 415-433-3777, Investorrelations@altoingredients.com

ALTO INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net sales	$305,556	$204,727	$822,400	$728,205
Cost of goods sold	308,955	183,797	796,729	688,983
Gross profit (loss)	(3,399)	20,930	25,671	39,222
Selling, general and administrative expenses	(5,533)	(6,404)	(19,777)	(25,245)
Asset impairments	—	—	(3,100)	—
Gain on litigation settlement	—	11,750	—	11,750
Income (loss) from operations	(8,932)	26,276	2,794	25,727
Interest expense, net	(429)	(4,199)	(3,359)	(14,153)
Income from loan forgiveness	5,973	—	9,860	—
Fair value adjustments	—	(6,856)	—	(7,497)
Other income (expense), net	256	(6)	641	(1,164)
Income (loss) before benefit for income taxes	(3,132)	15,215	9,936	2,913
Benefit for income taxes	—	—	—	—
Consolidated net income (loss)	(3,132)	15,215	9,936	2,913
Net loss attributed to noncontrolling interests	—	—	—	2,166
Net income (loss) attributed to Alto Ingredients, Inc.	$(3,132)	$15,215	$9,936	$5,079
Preferred stock dividends	$(319)	$(319)	$(946)	$(949)
Net income (loss) available to common stockholders	$(3,451)	$14,896	$8,990	$4,130
Net income (loss) per share, basic	$(0.05)	$0.25	$0.13	$0.07
Net income (loss) per share, diluted	$(0.05)	$0.24	$0.12	$0.07
Weighted-average shares outstanding, basic	71,383	58,503	71,002	55,620
Weighted-average shares outstanding, diluted	71,383	61,699	72,260	57,958

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	September 30,	December 31,
ASSETS	2021	2020
Current Assets:
Cash and cash equivalents	$36,029	$47,667
Accounts receivable, net	78,424	43,491
Inventories	58,117	37,925
Prepaid inventory	5,480	891
Derivative instruments	12,977	17,149
Assets held-for-sale	30,158	58,295
Other current assets	5,413	8,628
Total current assets	226,598	214,046
Property and equipment, net	224,319	229,486
Other Assets:
Right of use operating lease assets, net	12,715	11,046
Notes receivable	12,423	14,337
Intangible assets	2,678	2,678
Other assets	4,671	5,225
Total other assets	32,487	33,286
Total Assets	$483,404	$476,818

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	September 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2021	2020
Current Liabilities:
Accounts payable – trade	$28,387	$13,047
Accrued liabilities	15,455	11,101
Current portion – operating leases	3,216	2,180
Current portion – long-term debt	17,687	25,533
Derivative instruments	2,735	—
Liabilities held-for-sale	10,500	19,542
Other current liabilities	6,468	15,524
Total current liabilities	84,448	86,927

Long-term debt, net of current portion	70,621	71,807
Operating leases, net of current portion	9,365	8,715
Other liabilities	13,774	13,134
Total Liabilities	178,208	180,583

Stockholders’ Equity:
Alto Ingredients, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020 Series B: 927 shares issued and outstanding as of September 30, 2021 and December 31, 2020	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 72,800 and 72,487 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	73	72
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	1,036,608	1,036,638
Accumulated other comprehensive loss	(3,878)	(3,878)
Accumulated deficit	(727,608)	(736,598)
Total Stockholders’ Equity	305,196	296,235
Total Liabilities and Stockholders’ Equity	$483,404	$476,818

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands) (unaudited)	2021	2020	2021	2020
Net income (loss) attributed to Alto Ingredients, Inc.	$(3,132)	$15,215	$9,936	$5,079
Adjustments:
Interest expense	429	4,199	3,359	14,153
Interest income	(183)	(196)	(553)	(368)
Asset impairments	—	—	3,100	—
Fair value adjustments	—	6,856	—	7,497
Benefit for income taxes	—	—	—	—
Depreciation and amortization expense*	5,851	8,049	17,520	24,254
Total adjustments	6,097	18,908	23,426	45,536
Adjusted EBITDA	$2,965	$34,123	$33,362	$50,615

*	Adjusted for noncontrolling interests.

Commodity Price Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2021	2020	2021	2020
Fuel-grade ethanol production gallons sold (in millions)	38.3	21.9	118.6	148.0
Specialty alcohol production gallons sold (in millions)	19.7	21.6	63.1	74.9
Third party fuel-grade ethanol gallons sold (in millions)	67.2	76.7	180.5	213.0
Total gallons sold (in millions)	125.2	120.2	362.2	435.9

Total gallons produced (in millions)	60.6	45.2	182.2	209.1
Production capacity utilization	59%	40%	57%	54%

Average sales price per gallon	$2.47	$1.71	$2.27	$1.60
Average CBOT ethanol price per gallon	$2.25	$1.27	$2.08	$1.20

Corn cost – CBOT equivalent	$6.09	$3.29	$5.71	$3.49
Average basis	0.89	0.22	0.53	0.29
Delivered cost of corn	$6.98	$3.51	$6.24	$3.78

Total essential ingredients tons sold (in thousands)	305.6	255.5	886.5	1,177.5
Co-product return % (1)	29.5%	50.2%	33.8%	44.6%

(1)	Co-product revenue as a percentage of delivered cost of corn.

Segment Financials

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Sales
Marketing and distribution:
Alcohol sales, gross	$112,391	$84,001	$255,702	$212,625
Alcohol sales, net	505	382	1,489	1,117
Intersegment sales	2,415	1,598	7,277	7,751
Total marketing and distribution sales	115,311	85,981	264,468	221,493

Pekin Campus production, recorded as gross:
Alcohol sales	$114,587	$77,075	$341,967	$255,737
Essential ingredient sales	46,016	27,619	140,670	101,123
Intersegment sales	293	197	920	877
Total Pekin Campus sales	160,896	104,891	483,557	357,737

Other production, recorded as gross:
Alcohol sales	$25,190	$11,765	$63,311	$120,797
Essential ingredient sales	6,867	3,885	19,261	36,806
Intersegment sales	259	420	896	1,121
Total Other production sales	32,316	16,070	83,468	158,724

Intersegment eliminations	(2,967)	(2,215)	(9,093)	(9,749)
Net sales as reported	$305,556	$204,727	$822,400	$728,205

Cost of goods sold:
Marketing and distribution	$105,902	$84,589	$245,606	$210,827
Pekin Campus production	169,721	80,280	468,972	302,120
Other production	35,613	20,718	87,055	181,382
Intersegment eliminations	(2,281)	(1,790)	(4,904)	(5,346)
Cost of goods sold as reported	$308,955	$183,797	$796,729	$688,983

Gross profit (loss):
Marketing and distribution	$9,409	$1,392	$18,862	$10,666
Pekin Campus production	(8,825)	24,611	14,585	55,617
Other production	(3,297)	(4,648)	(3,587)	(22,658)
Intersegment eliminations	(686)	(425)	(4,189)	(4,403)
Gross profit (loss)	$(3,399)	$20,930	$25,671	$39,222